EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated August 31, 1998, except for the information included in Note 19 for which the date is October 13, 1998, on our audits of the financial statements and the financial statement schedule of Southern States Cooperative,
Incorporated and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                         /s/ PricewaterhouseCoopers LLP



Richmond, Virginia
December 18, 1998